UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):            October 20, 2004
                                                             ----------------

                       INKINE PHARMACEUTICAL COMPANY, INC.
               (Exact name of registrant specified in its charter)


        New York                      000-24972                 13-3754005
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(State or other jurisdiction of  (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)

      1787 Sentry Parkway West, Building 18, Suite 440
                  Blue Bell, Pennsylvania                             19422
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        (Address of principal executive offices)                    (Zip Code)


Registrant's telephone, including area code:                 (215) 283-6850
                                                             -------------------
                                 Not applicable.
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         (Former name and former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01    Other Events.

         InKine Pharmaceutical Company, Inc. announced on October 20, 2004 that it entered into an agreement with an undisclosed third-party who will fund its settlement of damages and costs incurred in connection with the class action lawsuit related to the denial of certain claimed preemptive rights. In addition, InKine has entered into, and filed with the Court of Common Pleas in Philadelphia County, a settlement agreement with the class of InKine shareholders in the class action lawsuit. InKine and its insurance carriers are not expected to bear any costs in connection with the settlement arrangement.

         Both the settlement and the agreement with the undisclosed third-party are subject to a number of conditions, including final court approval. At this time, there can be no assurance that those conditions will be met and that the settlement will receive final court approval.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INKINE PHARMACEUTICAL COMPANY, INC.


Date:  October 24, 2004            By:  ROBERT F. APPLE
       ----------------                ------------------
                                   Name:  Robert F. Apple
                                   Title: Chief Operating and Financial Officer